Loan Agreement

between

Mr. Dieter Thiemann
Pöppelmannstrasse 4
33428 Harsewinkel

- in the following referred to as lender -

and

EDI Exploration Drilling International GmbH
Goethestraße 61
45721 Haltern am See

- in the following referred to as borrower -

1.	The lender grants the borrower a loan in the amount of EUR 6,500.00.

2.	The loan shall be paid out by 22/01/2008, at the latest.

3.	Interest payable on the loan will be 6.0%. At the end of one calendar year, the interest will be credited to the loan account of the borrower.

4.	The loan may be repaid, even in partial amounts, at any time. The residual loan amount shall be repaid, at the latest, by 31/12/2008.

Münster, 18/01/2008

[Signature]

Borrower -	- Lender -
EDI Exploration Drilling International GmbH	Dieter Thiemann